UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2023
Commission File Number: 1-35106

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2023, the Board of Directors (the “Board”) of AMC Networks Inc. (the “Company”) appointed Kristin Dolan, age 56, as Chief Executive Officer of the Company commencing February 27, 2023.

Ms. Dolan is the founder and served as CEO of 605, LLC, an audience measurement and data analytics company in the media and entertainment industries, since its inception in 2016. She previously served as the Chief Operating Officer of Cablevision from April 2014 until its sale in June 2016. She was President of Optimum Services for Cablevision from April 2013 to April 2014, Senior Executive Vice President of Product Management and Marketing of Cablevision from November 2011 to April 2013 and Senior Vice President of Cablevision from 2003 to 2011. In addition to the Company, Ms. Dolan also serves as a member of the Board of Directors for The Madison Square Garden Company, The Wendy’s Company (as well as on Wendy’s Audit and Tech Committees) and Revlon Inc. (on the Audit Committee).

In connection with Ms. Dolan’s appointment as Chief Executive Officer of the Company, Ms. Dolan and the Company entered into an employment agreement dated February 15, 2023 (the “CEO Employment Agreement”), which becomes effective February 27, 2023 (the “CEO Effective Date”) and expires on March 31, 2026 (the “CEO Expiration Date”, and such time period between the CEO Effective Date and the CEO Expiration Date, the “Term”). Beginning on the CEO Effective Date, Ms. Dolan will receive a minimum annual base salary of $2,000,000 (subject to annual review and potential increase in the discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”)) and an annual target bonus opportunity equal to 200% of actual salary dollars paid during the applicable year, in the discretion of the Compensation Committee. Ms. Dolan will be eligible for the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans. The CEO Employment Agreement provides that, beginning in 2023, it is expected that Ms. Dolan will continue to participate in the Company’s long-term equity and other incentive programs with annual grants of cash and/or equity awards with a target value of not less than $3,750,000, as determined by the Compensation Committee.

In addition, on or as soon as reasonably practicable (but in no event later than thirty (30) days) following the CEO Effective Date), Ms. Dolan will be granted a one-time special award of restricted stock units with an aggregate value of $6,000,000 (the “CEO Special Equity Award”), which will vest ratably on each of the first, second and third anniversary of the date of the CEO Effective Date, subject to Ms. Dolan’s continued employment with the Company. Notwithstanding the foregoing, the CEO Special Equity Award will vest (i) on a Change in Control (as defined in the award agreement for the CEO Special Equity Award) of the Company and (ii) subject to Ms. Dolan’s execution of a severance agreement, on termination of Ms. Dolan’s employment without Cause or for Good Reason (as those terms are defined in the CEO Employment Agreement) or due to Ms. Dolan’s death or disability.

If, prior to the CEO Expiration Date, Ms. Dolan’s employment with the Company is terminated (i) by the Company other than for Cause (as defined in the CEO Employment Agreement) or (ii) by Ms. Dolan for Good Reason (as defined in the CEO Employment Agreement) other than if Cause exists, then, subject to Ms. Dolan’s execution and effectiveness of a severance agreement satisfactory to the Company (including, without limitation, a full and complete general release in favor of the Company and its affiliates (subject to customary carve outs) and non-competition, non-solicitation, non-disparagement, confidentiality and further cooperation obligations and restrictions on Ms. Dolan), the Company will provide Ms. Dolan with the following benefits and rights:

a) a cash severance payment in an amount equal to not less than two times the sum of Ms. Dolan’s annual base salary and annual target bonus as in effect at the time of termination of employment;

b) a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance;

c) each of Ms. Dolan’s outstanding long term cash incentive awards and performance-based restricted stock unit awards will immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards will be to the same extent that other similarly situated executives receive payment for such awards as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

d) each of Ms. Dolan’s outstanding restricted stock and restricted stock unit awards (other than the CEO Special Equity Award, as defined below) will continue to vest in accordance with their original vesting schedule; and

e) each of Ms. Dolan’s outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and Ms. Dolan will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of such option or award.

If Ms. Dolan ceases to be an employee of the Company prior to the CEO Expiration Date as a result of her death or physical or mental disability, and at such time Cause does not exist, subject to Ms. Dolan’s execution of a severance agreement (other than in the case of death), the Company will pay Ms. Dolan (or her estate or beneficiary) the benefits and rights set forth in clause (b) above and each of Ms. Dolan’s outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

The CEO Employment Agreement contains certain covenants by Ms. Dolan, including a non-competition agreement that restricts Ms. Dolan’s ability to engage in competitive activities until the first anniversary of the termination of her employment with the Company, if she is terminated prior to the CEO Expiration Date.

If any payment due under the CEO Employment Agreement would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the Company will instead pay Ms. Dolan either (a) the amount of that payment or (b) the maximum amount that could be paid to Ms. Dolan without the imposition of the excise tax, depending on whichever amount results in Ms. Dolan receiving the greater amount of after-tax proceeds.

The foregoing description of the terms of the CEO Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which the Company intends to file as exhibits with its Quarterly Report for the period ended March 31, 2023.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	February 15, 2023	By:	/s/ Anne G. Kelly
Anne G. Kelly
Executive Vice President and Corporate Secretary